SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (date of earliest event reported): July 9, 2003



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                         0-4690                74-2126975
(State or other jurisdiction    (Commission file number)    (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000

                         ______________________________


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Item 9.  REGULATION FD DISCLOSURE



On July 9, 2003, Financial Industries Corporation ("FIC") modified the membership of the Nominations/Governance Committee of its Board of Directors. Eugene E. Payne, Chairman, President and Chief Executive Officer of FIC, submitted his resignation as a member of the Nominations/ Governance Committee. This action was taken in order to strengthen corporate governance processes. As a result, the membership of the Nominations/Governance Committee, as well as the Audit Committee and the Compensation Committee of the FIC Board of Directors consists solely of independent, non-employee directors individuals.

NOTE: The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FINANCIAL INDUSTRIES CORPORATION



Date: July 10, 2003                     By:    /s/ Eugene E. Payne
                                            Eugene E. Payne
                                            Chief Executive Officer





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